WYETH

                       SUPPLEMENTAL EMPLOYEE SAVINGS PLAN
                        (As Amended to January 15, 2003)


l. PURPOSE

The purpose of the Supplemental Employee Savings Plan ("the Plan") is to provide a savings plan of deferred compensation for selected managers or highly compensated employees in situations where part of such employees' compensation falls outside of the IRS qualified savings plan. The Plan shall be implemented by agreements entered into between the selected employees and their respective employers which shall be either Wyeth ("Wyeth") or a U.S. or Puerto Rico subsidiary thereof. The Plan shall be unfunded for tax purposes and for purposes of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") and shall be administered and interpreted in such manner as not to be subject to the participation and vesting, the funding and the fiduciary responsibility provisions of Title I of ERISA. Participants in the Plan have the status of general unsecured creditors of their employers and the Plan constitutes a mere promise by the employer to make benefit payments in the future. The Plan shall be administered by the Savings Plan Committee (the "Committee") which also administers the Wyeth Savings Plan. The Committee shall have sole discretion to determine which selected employees will be permitted to participate in the Plan.



II. ADMINISTRATION

The Committee shall administer the Plan and shall have full authority to determine all questions arising in connection with the Plan, including its interpretation. The Committee's decisions shall be conclusive and binding on all persons. The Committee may adopt rules and procedures to implement the Plan.




III. PARTICIPATION

The Committee shall have discretion to determine which employees of Wyeth and its subsidiaries may participate in the Plan. The Committee shall also have discretion to determine when participation begins and terminates. At the discretion of the Committee, a selected employee may begin or terminate participation at any time by appropriate notice to the Committee. A letter designating selection shall be issued to such employee by such employee's employer. Such letter shall indicate the applicable salary for which the employee may participate. When the agreement set forth at the end of the Plan is executed by both the employee and the appropriate officer of the employer, it shall become effective and the employee shall thereupon become a participant in the Plan. An employee who accepts an offer to participate in the Plan agrees to have from 1% to 6% of his or her applicable salary, as determined by the Committee, reduced from salary otherwise payable in accordance with the terms and conditions set forth in Article IV.


IV. PLAN FORMULA

          (1) In General

          Employee Salary Deferral Contributions, (1% to 6% of applicable salary) and Matching Contributions (50% of the Salary Deferral Contributions as defined in the Savings Plan, hereinafter referred to as "Salary Deferral Contributions" and "Matching Contributions" respectively) may be made to the Plan and the Plan may receive contributions of such amounts. Salary Deferral Contributions shall be withheld from the respective employee's salary and accounted for separately. Matching Contributions shall be accounted for separately.

          (2) Investments

          Salary Deferral Contributions and Matching Contributions shall be adjusted for investment experience in the same manner, as directed by the employee, that would have resulted if these contributions were able to be invested as Salary Deferral Contributions in the investment funds described in Section 6 of the Savings Plan which are set forth in Appendix A, as attached hereto, and incorporated herein by reference.

          (3) Valuation, Distributions and Vesting, Etc.

          The distribution of Salary Deferral Contributions and Matching Contributions shall be in a lump sum in cash and the amount of the distribution shall be determined in accordance with the investment performance under the applicable provisions of the Savings Plan as if such amounts had actually been invested in the same investment funds as set forth in Appendix A, as attached hereto, and incorporated herein by reference. Distributions shall be made in accordance with the provisions set forth in Section 7 of the Savings Plan, except that the Committee may waive one or more of the requirements set forth therein. No payments will be made under the Plan until the employee terminates employment by death or otherwise, or is permanently disabled. Vesting shall be determined in accordance with the same provisions set forth in the Savings Plan. Whatever beneficiary designations were made pursuant to the Saving Plan shall also apply to the Plan in the event of the Participant's death. Beneficiary designations shall be made pursuant to the Plan and in accordance with the agreement between the employer and the employee. Notwithstanding the provisions of this paragraph IV(3), lump sum distributions will only be made on six (6) months prior written notice or effective as of April 1, 2002, upon twelve months prior written notice. A Participant may elect, upon his or her separation from service, in lieu of receiving a distribution, to transfer part or all of the value of his or her account to the Wyeth Deferred Compensation Plan (the "Deferred Compensation Plan) on the terms and conditions set forth therein, provided that such Participant is a participant in the Deferred Compensation Plan and is Retirement Eligible (as defined in the Deferred Compensation Plan) at the time of his or her separation from service. Employee's foreign salary shall be converted into U.S. dollars under guidelines adopted by the Committee.


V. FOREIGN LAW

This Plan shall be construed so that foreign law does not apply. If foreign law should apply to a particular participant, participation in the Plan shall terminate for such participant and such participant shall be appropriately reimbursed for any Salary Deferral Contributions and Matching Contributions made to the date of such termination.


VI. AMENDMENT AND TERMINATION

The Plan may be terminated or amended at any time by the Committee provided that benefits vested prior to such termination or amendment shall remain unaffected.


VII. GOVERNING LAW AND CONSTRUCTION

The Plan shall be governed in accordance with the laws of the State of New York except to the extent superseded by ERISA. The provisions of the Savings Plan are hereby incorporated by reference to the extent that they are referred to herein and to the extent that they do not conflict with the express provisions of the Plan set forth above. The Plan shall be deemed to have been adopted contemporaneously with the Savings Plan so that elections of savings percentages made under the Savings Plan may be made effective at such election date under the Plan. If any provision of the Plan is unenforceable due to operation of law or is contrary to foreign law, such provision shall be severable and not affect other portions of the Plan.










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                     APPENDIX A - As Amended to July 1, 1997
                      INVESTMENT FUNDS AVAILABLE UNDER THE
                       SUPPLEMENTAL EMPLOYEE SAVINGS PLAN

The following funds shall be available for investment under the Supplemental Employee Savings Plan:

     1.   the Interest Income Fund;

     2.   the Fidelity Balanced Fund;

     3.   the Spartan U.S. Equity Index Fund;

     4.   the Fidelity Magellan Fund;

     5.   the Fidelity International Growth & Income Fund;

     6.   the Fidelity Low-Price Stock Fund;

     7.   the MSIF Trust Value Fund; and

     8.   the Wyeth Common Stock Fund


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                  AMENDMENT TO THE WYETH SUPPLEMENTAL EMPLOYEES
                    SAVINGS PLAN - UNITED STATES (the "SESP")

                  VESTING FOR PARTICIPANTS WHO ARE TRANSFERRED
                        TO BAXTER HEALTHCARE CORPORATION


Wyeth, a Delaware corporation and Wyeth Pharmaceuticals Inc., a New York corporation and wholly-owned subsidiary of Wyeth (together with Wyeth, the "Sellers"), entered into an agreement with Baxter Healthcare Corporation, a Delaware corporation ("Buyer"), dated as of June 8, 2002 (the "Purchase Agreement"), whereby Sellers agreed to sell to Buyer certain assets and Buyer agreed to assume certain liabilities in each case relating primarily to the "Business" (as defined in the Purchase Agreement). Pursuant to Section 9.2(c) of the Purchase Agreement, the SESP is hereby amended to provide that each participant who is a "Transferring Employee", as defined in the Purchase Agreement, shall be fully vested in his or her Matching Account as of the Closing Date (as defined in the Purchase Agreement), regardless of whether he or she has less than five years of Continuous Service as of the Closing Date.

Notwithstanding the foregoing, a participant in the SESP who is not actively at work on the Closing Date due to short-term disability or other authorized leave of absence shall become fully vested in his or her Matching Account as of the date he or she returns to employment and is transferred to employment with Buyer, provided such return to employment occurs within 180 days after the Closing Date.